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                                  EXHIBIT 99.1

                              [Ambient LetterHead]

                                                           For Immediate Release


                     EARTHLINK JOINS AMBIENT ADVISORY BOARD

          EarthLink Invests In Broadband Over Power Line Communications

Newton, MA, February 20, 2004 - Ambient Corporation (OTCBB: ABTG), a leader in power line communications (PLC) technology, today announced that EarthLink, Inc (NASDAQ: ELNK), a leading national Internet Service Provider (ISPs), has joined its Advisory Board.

In addition, Ambient announced that EarthLink has completed an investment of $500,000 in Ambient and has been issued warrants enabling EarthLink to increase, in the future, its ownership position in Ambient.

EarthLink is exploring communications technologies like PLC (also known as broadband over power line (BPL) communications technology) as part of its efforts to extend the reach of its high-speed services. For approximately two years, EarthLink has worked with Ambient on its BPL pilot with Con Edison. EarthLink's participation on Ambient's Advisory Board strengthens this on-going relationship as well as increases the resources Ambient's management has available for direct counsel.

"The addition of EarthLink as an advisor to Ambient rounds out our already impressive Advisory Board. We now have one of the nation's leading ISPs sharing their invaluable expertise and knowledge with the Company," stated Ambient's Chief Executive Officer, John J. Joyce. "This strengthening of our existing relationship with EarthLink demonstrates that Ambient's progress and recent accomplishments allow us to remain a leader in BPL technology development. This enhanced relationship will be highly beneficial to Ambient's progress and the future potential of BPL."

"With more than one million high-speed subscribers and the largest national footprint of any broadband provider, EarthLink looks forward to sharing our experience with Ambient and advancing the commercial viability of BPL communications technology," said Kevin Brand, EarthLink's vice president broadband services. "Our investment demonstrates EarthLink's support of and interest in new technologies that will better enable millions of consumers to take advantage of the benefits of high-speed access."

ABOUT AMBIENT CORPORATION
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Ambient Corporation (OTC BB: ABTG) is a development stage company engaged in the design, development and marketing of equipment and technologies that utilize existing electrical power medium voltage and low voltage distribution lines as a medium for the delivery of broadband and other

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communication services. The use of an electric power distribution system as a high-speed communication medium is commonly referred to as "power line communication" or "broadband over power lines." Visit us at WWW.AMBIENTCORP.COM.

ABOUT EARTHLINK
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"EarthLink revolves around you(TM)." As a leading national Internet service provider (ISP) headquartered in Atlanta, EarthLink has earned an award winning reputation for outstanding customer service and its suite of online products and services. According to the J.D. Power and Associates 2003 Internet Service Provider Residential Customer Satisfaction Study(TM), EarthLink is ranked highest in customer satisfaction among high-speed Internet Service Providers. Serving more than five million subscribers, EarthLink offers what every user should expect from their Internet experience: high-quality connectivity, minimal drop-offs and ISP-generated intrusions, and customizable features. Whether it's dial-up, high-speed, Web hosting, or wireless Internet service, EarthLink provides the tools that best let individuals use and enjoy the Internet on their own terms. Learn more about EarthLink by calling (800) EARTHLINK or visiting EarthLink's Web site at WWW.EARTHLINK.NET.

THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS MAY DIFFER MATERIALLY FROM ACTUAL FUTURE EVENTS OR RESULTS. READERS ARE REFERRED TO THE DOCUMENTS FILED BY AMBIENT CORPORATION WITH THE SEC, INCLUDING THE COMPANY'S MOST RECENT REPORT ON FORM 10-KSB AND 10-QSB, WHICH IDENTIFY IMPORTANT RISK FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. AMBIENT IS A TRADEMARK OF AMBIENT CORPORATION REGISTERED IN THE U.S. PATENT AND TRADEMARK OFFICE.

CONTACT:

Ambient Corporation, Newton
Anna E. Croop, (617) 332-0004, ext. 210
ANNA.CROOP@AMBIENTCORP.COM